Exhibit 99.1

Keypath Education International, Inc.

ARBN: 649 711 026

ASX code: KED

www.keypathedu.com

ASX ANNOUNCEMENT – MAY 3, 2024

Q3 FY24 RESULTS and investor briefing DATE

Chicago, USA and Melbourne, AUS, Keypath Education International, Inc. (ASX: KED) (Keypath) advises it intends to release its results and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 pre-market on Friday, May 24, 2024.

As announced on Tuesday, April 30, 2024, following Keypath’s registration with the U.S. Securities and Exchange Commission (SEC) and consistent with a waiver Keypath received from the ASX, Keypath will follow SEC regulations for the timing for filing its financial statements and cross-file its financial statements with the SEC and the ASX.

An Investor Briefing webcast commencing at 10.30am (AEST) on Friday, May 24, 2024 will be hosted by Steve Fireng, Founder and Global CEO.

Participants can register for the Investor Briefing webcast through the following link: https://s1.c-conf.com/diamondpass/10038150-tw8bfr.html

This announcement has been authorized by Eric Israel, General Counsel and Company Secretary.

Ends.

Investor Contact

Malcolm McNab

Director of Investor Relations

Keypath Education

malcolm.mcnab@keypathedu.com.au

+61 3 9081 8945

About Keypath

Founded in 2014, Keypath is a global, market-leading edtech company in the online program management (OPM) market. In collaboration with its university partners, Keypath delivers career-relevant, technology-enabled online higher education programs with the goal of preparing students for the future of work. The suite of services Keypath provides to its university partners includes designing, developing, launching, marketing, and managing online programs. Keypath also undertakes market research and provides student recruitment, support and placement services. The services Keypath provides are underpinned by KeypathEDGE, its integrated technology and data platform. Keypath has approximately 750 employees with operations in Australia, the U.S., Canada, the UK, Malaysia and Singapore.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of applicable Australian and U.S. securities laws. Forward-looking statements may include statements regarding Keypath’s intentions, objectives, plans, expectations, assumptions and beliefs about future events. Forward-looking statements are based on assumptions and contingencies that are subject to change without notice and are not guarantees of future performance or results. They involve known and unknown risks, uncertainties and other important factors, many of which are beyond the control of Keypath, its directors and management and which may cause actual outcomes to differ materially from those expressed or implied in this announcement. For information concerning certain risks that may cause actual results to differ from any such forward-looking statements, refer to the “Risk Factors” contained in the Company’s Form 10 and other materials filed or lodged with, or made available, on the SEC’s website at https://www.sec.gov/edgar or the ASX. Forward-looking statements should be read in conjunction with, and are qualified by reference to, information in this announcement or previously released by Keypath to ASX or filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which are provided for illustrative purposes only and are not necessarily a guide to future performance. No representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, and to the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements is disclaimed. Except as required by law or regulation (including the ASX Listing Rules), Keypath undertakes no obligation to update any forward-looking statements.

Restriction on purchases of CDIs by U.S. persons

Keypath is incorporated in the U.S. State of Delaware, and none of its securities have been registered under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act), or the laws of any state or other jurisdiction in the United States. Trading of Keypath’s CHESS Depositary Interests (CDIs) on the Australian Securities Exchange (ASX) is not subject to the registration requirements of the U.S. Securities Act in reliance on Regulation S under the U.S. Securities Act and a related ‘no action’ letter issued by the U.S. Securities and Exchange Commission to the ASX in 2000. As a result, the CDIs are “restricted securities” (as defined in Rule 144 under the U.S. Securities Act) and may not be sold or otherwise transferred except in transactions exempt from, or not subject to, the registration requirements of the U.S. Securities Act. For instance, U.S. persons who are qualified institutional buyers (QIBs, as defined in Rule 144A under the U.S. Securities Act) may purchase CDIs in reliance on the exemption from registration provided by Rule 144A. To enforce the transfer restrictions, the CDIs bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to U.S. persons excluding QIBs. In addition, hedging transactions with regard to the CDIs may only be conducted in compliance with the U.S. Securities Act.